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                                                                    EXHIBIT 21.2

                    PRINCIPAL SUBSIDIARIES OF MAXXAM INC.


        Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



                                                             State or Province
                                                             of Incorporation
               Name                                          or Organization
----------------------------------------------------       --------------------
ALUMINUM OPERATIONS
        Alpart Jamaica Inc.                                    Delaware
        Alumina Partners of Jamaica (partnership)              Delaware
        Anglesey Aluminium Limited                             United Kingdom
        Kaiser Alumina Australia Corporation                   Delaware
        Kaiser Aluminum Corporation                            Delaware
        Kaiser Aluminum International, Inc.                    Delaware
        Kaiser Aluminum & Chemical Corporation                 Delaware
        Kaiser Aluminum & Chemical of Canada Limited           Ontario
        Kaiser Bauxite Company                                 Nevada
        Kaiser Finance Corporation                             Delaware
        Kaiser Jamaica Bauxite Company (partnership)           Jamaica
        Kaiser Jamaica Corporation                             Delaware
        Queensland Alumina Limited                             Queensland
        Volta Aluminium Company Limited                        Ghana

FOREST PRODUCTS OPERATIONS
        Britt Lumber Co., Inc.                                 California
        MAXXAM Group Holdings Inc.                             Delaware
        MAXXAM Group Inc.                                      Delaware
        MAXXAM Properties Inc.                                 Delaware
        Salmon Creek Corporation                               Delaware
        Scotia Pacific Holding Company                         Delaware
        The Pacific Lumber Company                             Delaware

REAL ESTATE OPERATIONS

        Horizon Corporation                                    Delaware
        MAXXAM Property Company                                Delaware
        MCO Properties Inc.                                    Delaware
        MCO Properties L.P. (limited partnership)              Delaware
        MXM General Partner, Inc.                              Delaware
        MXM Mortgage L.P. (limited partnership)                Delaware
        Palmas del Mar Properties, Inc.                        Delaware

RACE PARK OPERATIONS
        New SHRP Acquisition, Inc.                             Delaware
        SHRP General Partner, Inc.                             Delaware
        Sam Houston Entertainment Corp.                        Texas
        Sam Houston Race Park, Ltd. (limited partnership)      Texas